UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2007
COLEMAN CABLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33337	36-4410887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1530 Shields Drive, Waukegan, IL		60085
(Address of principal executive offices)		(Zip Code)
(847) 672-2300
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Purchase Agreement
First Amendment to Amended and Restated Credit Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement
Woods Acquisition
On November 1, 2007, Coleman Cable, Inc., a Delaware corporation (“Coleman Cable”) entered into a Purchase Agreement (“Purchase Agreement”) with Katy Industries, Inc. (“Katy”), Woods Industries, Inc. (“Woods U.S.”) and Woods Industries (Canada) Inc. (“Woods Canada”) pursuant to which Coleman Cable will acquire the electrical products business of Katy, which operates in the United States as Woods U.S. and in Canada as Woods Canada. Coleman Cable will purchase certain assets of Woods U.S. and all the stock of Woods Canada for a total cash purchase price of $45 million, subject to adjustment for differences in the closing working capital from a mutually agreed target net working capital in excess of $41 million. Coleman Cable will utilize its current revolving credit facility to fund the purchase price. The closing of the transaction is subject to customary closing conditions and is expected to occur on or about November 30, 2007.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Amendment to Credit Facility
On November 1, 2007, Coleman Cable entered into an amendment of its Amended and Restated Credit Agreement with its senior secured lenders. The amendment permits Coleman Cable to acquire substantially all of the assets of Woods U.S., and all of the capital stock of Woods Canada, upon the satisfaction of the following conditions: (i) the administrative agent shall have received a review of the financial condition of Woods U.S. and Woods Canada conducted by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the administrative agent (the “Financial Review”); (ii) the administrative agent shall have completed a field examination with respect to the working capital assets of Woods U.S. to be included in the borrowing base; (iii) if, either immediately before or after consummation of the acquisition, excess availability under the revolving credit facility is less than $30,000,000, Coleman Cable shall have delivered to the administrative agent a certificate demonstrating compliance with all financial covenants on a pro forma basis; (iv) no default or event of default shall exist immediately prior to or after the consummation of the acquisition; and (v) the administrative agent shall have received copies of all material acquisition documents which are reasonably satisfactory to the administrative agent. The administrative agent has reviewed the Purchase Agreement and the Financial Review and has informed Coleman Cable that such documents are satisfactory. The amendment also permits future investments by Coleman Cable in its Canadian subsidiaries in an aggregate amount, together with any investment made to consummate the acquisition of Woods Canada, not to exceed $25,000,000.
The foregoing description of the amendment of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the amendment of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition
On November 2, 2007, Coleman Cable issued a press release announcing the signing of the Purchase Agreement and confirming net sales and earnings guidance for their third quarter ending September 30, 2007. A copy of Coleman Cable’s press release, dated November 2, 2007, is attached as Exhibit 99.1.
The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Description
2.1	Purchase Agreement, dated as of November 1, 2007, by and among Coleman Cable, Inc., Woods Industries, Inc., Woods Industries (Canada) Inc. and Katy Industries, Inc.

10.1
First Amendment to Amended and Restated Credit Agreement, dated as of November 1, 2007, by and among Coleman Cable, Inc., the Subsidiaries that are signatories thereto, and the lenders that are signatories thereto.

99.1	Press Release, dated November 2, 2007.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLEMAN CABLE, INC.
Date: November 2, 2007	By:	/s/ Richard N. Burger
		Name:	Richard N. Burger
		Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer